EXHIBIT 7.17

                        JOINDER TO JOINT FILING AGREEMENT
                        ---------------------------------

            The undersigned acknowledges and agrees (i) to be bound by that certain Joint Filing Agreement, dated as of January 22, 2007, executed in connection with the filing of the Schedule 13D related to ownership of securities in EGL, Inc. and filed with the Securities and Exchange Commission on January 22, 2007, as amended (the "Schedule 13D") and (ii) hereby designates and appoints each of James R. Crane and Margaret Barradas as his attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any amendments to such Schedule 13D.

            IN WITNESS WHEREOF, the undersigned hereby executes this Joinder to Joint Filing Agreement as of this 28th day of March, 2007



                                    /s/ Bruno Sidler
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                                    Bruno Sidler